Exhibit 2.2

              SECOND AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

          THIS SECOND AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of November 24, 1999, hereby amends the Agreement and Plan of Merger, dated as of January 10, 1999, as amended (the "Agreement"), among NABORS INDUSTRIES, INC., a Delaware corporation ("Parent"), STARRY ACQUISITION CORP., a Texas corporation ("Merger Sub"), and POOL ENERGY SERVICES CO., a Texas corporation (the "Company"). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

          WHEREAS, the parties wish to proceed to a closing of the Merger and related transactions contemplated by the Agreement; and

          WHEREAS, the parties wish to confirm their interpretation of Section
2.5 of the Agreement, and to delete provisions of Section 6.13 since it is not necessary.

          IN CONSIDERATION of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. For purposes of Section 2.5 of the Agreement, the parties agree that the relevant stock option plan and form of stock option agreement governing options to be issued pursuant to the Roll-Over Alternative and the Retirement Roll-Over Alternative are those attached hereto as Exhibit A and Exhibit B.

          2. The text of Section 6.13 of the Agreement is hereby deleted in its entirety and the text "OMITTED" is hereby inserted in its place.

          3. The Agreement, as amended hereby, is and shall continue to be in full force and effect, and is hereby in all respects ratified and confirmed.

          4. The Amendment shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        NABORS INDUSTRIES, INC.


                                        By:  /s/ Anthony G. Petrello
                                             -----------------------------------
                                             Anthony G. Petrello
                                             President and Chief Operating
                                             Officer


                                        STARRY ACQUISITION CORP.


                                        By:  /s/ Anthony G. Petrello
                                             -----------------------------------
                                             Anthony G. Petrello
                                             President


                                        POOL ENERGY SERVICES CO.


                                        By:  /s/ J. T. Jongebloed
                                             -----------------------------------
                                             J. T. Jongebloed
                                             Chairman, President and Chief
                                             Executive Officer